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                                                                    EXHIBIT 11.1

                                CONDUCTUS, INC.

                  STATEMENTS OF COMPUTATION OF LOSS PER SHARE
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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                                                               THREE MONTHS ENDED
                                                                   MARCH 31,           YEARS ENDED DECEMBER 31,
                                                              --------------------  -------------------------------
                                                                1996       1995       1995       1994       1993
                                                              ---------  ---------  ---------  ---------  ---------
Net loss....................................................  $  (1,379) $  (1,570) $  (4,422) $  (4,544) $  (4,122)
                                                              ---------  ---------  ---------  ---------  ---------
Reconciliation of weighted average number of shares
 outstanding to amount used in loss per share computation:
  Weighted average number of shares outstanding.............      5,706      5,397      5,543      5,323      2,438
  Additional shares included in accordance with requirements of the Securities and Exchange Commission under Staff
   Accounting Bulletin 83...................................         --         --         --         --        502
                                                              ---------  ---------  ---------  ---------  ---------
Weighted average number of shares outstanding as adjusted...      5,706      5,397      5,543      5,323      2,940
                                                              ---------  ---------  ---------  ---------  ---------
Net loss per common share...................................  $   (0.24) $   (0.29) $   (0.80) $   (0.85) $   (1.40)
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
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